EMPLOYMENT AGREEMENT BETWEEN INTERNATIONAL POWER GROUP, LTD. AND JOHN BENVENGO

THIS AGREEMENT, effective May 12, 2008, is by and between International Power Group, Ltd., a Delaware corporation with its principal place of business located at 950 Celebration Blvd., Suite A, Celebration, Florida 34747 (hereinafter the “Company”), and John Benvengo, a resident of San Antonio, Florida (hereinafter the “Executive”).

PREAMBLE

WHEREAS, Company and Executive have reached an agreement pursuant to which Executive will assume the positions of Company’s President and Chief Operating Officer, and the terms of said agreement are set forth herein.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Company and Executive hereby agree as follows:

ARTICLE 1

TITLE; TERM; AND RENEWAL

         Company hereby contracts with Executive to serve as its President and Chief Operating Officer.  The initial term of this Agreement shall be one (1) year from the effective date, with automatic renewals at the sole discretion of Company’s Board of Directors for one additional one (1) year period, unless terminated by either Party pursuant to the terms and conditions hereof, and provided that Executive’s base salary after renewal shall not be less than his base salary immediately prior to renewal.

ARTICLE 2

DUTIES & RESPONSIBILITIES

2.1

DUTIES. Executive shall have such duties and responsibilities commensurate with the positions of President and Chief Operating Officer, as well as such other duties and responsibilities as may be assigned to him from time to time by Company’s Board of Directors. Executive shall report directly to Company’s Chief Executive Officer and Board of Directors.

2.2

FULL TIME ATTENTION. Executive shall devote his full time attention (at least 40 hours per week) to Company’s business in performing his duties and promoting Company’s interests and goodwill. Executive may serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, teach at educational institutions, or manage personal investments, provided in each case that such activities do not individually or in the aggregate interfere with the performance of his duties and responsibilities hereunder.

2.3

COMPANY OWNERSHIP OF WORK PRODUCT. Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”). Executive acknowledge that all of the foregoing shall be owned by and belong exclusively to Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of Company, or are conceived or made on Company’s time or with the use of Company’s facilities or materials, or, in the case of business opportunities, are presented to Executive for the possible interest or participation of Company. Executive shall (a) promptly disclose any such Work Product to Company; (b) assign to Company, upon request and without additional compensation, the entire rights to such Work Product and; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship or creation in any appropriate case. Executive further agrees not to assert any rights to any Work Product as having been made or acquired by him prior to the date of this Agreement except for Work Product, if any, disclosed to and acknowledged by Company in writing prior to the date hereof.

ARTICLE 3

COMPENSATION

3.1

BASE SALARY/STOCK AWARD.  Effective immediately, Executive’s base annual compensation shall be Seventy-Five Thousand United States Dollars (US$75,000), payable in accordance with Company’s customary payroll practices.  Within thirty days of the execution of this agreement, Company shall issue 2,000,000 shares of its common stock to Executive.

3.2

ACHIEVEMENT BONUS. Company shall pay Executive an Achievement Bonus (in cash or stock or both) based upon the accomplishment by Company of its corporate goals during the term of this Agreement, and for other achievements by Company or Executive during the year. The Board of Directors of Company shall determine whether such corporate or other goals have been attained or other achievements have occurred.

ARTICLE 4

VACATION; FRINGE BENEFITS; AND REIMBURSEMENT OF EXPENSES

4.1

BENEFITS. Executive shall be entitled to three (3) weeks annual paid vacation. During the initial term of this Agreement, Company shall provide Executive and his family with the same comprehensive health insurance benefits (medical and dental) provided to its other senior management employees. The amount and extent of said benefits to which Executive is entitled shall be governed by Company’s benefits plan as it may be amended from time to time.

4.2

BUSINESS EXPENSE REIMBURSEMENT.  All reasonable out-of-pocket expenses incurred by Executive in performing his duties and responsibilities hereunder shall be reimbursed in accordance with the policies and procedures established by Company, provided that Executive properly accounts for said expenses.

ARTICLE 5

CONFIDENTIALITY; NON-DISPARAGEMENT; AND COOPERATION

5.1

CONFIDENTIALITY; NON-DISCLOSURE. At no time during the term of this Agreement and for two (2) years thereafter, will Executive, without prior written consent of Company, divulge, disclose or make accessible to any person or entity any confidential, proprietary and/or material non-public information concerning the business or affairs of Company that he has acquired in the course of his employment hereunder, except (a) in connection with performing his duties and responsibilities under this Agreement, or (b) when required to do so by law or by legal process. These restrictions shall not apply to information that (a) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of this covenant, or (b) is known or generally available within Company’s trade or industry.

5.2

NON-DISPARAGEMENT. At no time during the term of this Agreement and for thirty-six (36) months thereafter, will Executive knowingly make any written or oral statement that disparages Company, its executives, its board of directors, its subsidiaries, or its affiliates.

5.3

COOPERATION. Following termination of his employment with Company, Executive shall cooperate with and assist Company to ensure a smooth transition in management and, if requested by Company, will make himself or herself available to consult with Company during regular business hours at mutually agreed-upon times for up to three (3) months after termination. At any time following termination of his employment with Company, Executive will provide such information as Company may reasonably request with respect to any Company-related transaction or other matter in which Executive was involved in any way while employed by Company. Executive further agrees, during the term of this Agreement and thereafter, that he will assist and cooperate with Company in connection with the defense or prosecution of any claim that may be made against, or by, Company or its affiliates, in connection with any dispute or claim of any kind involving Company or its affiliates, including providing testimony in any proceeding before any arbitral, administrative, judicial, legislative or other body or agency. Executive shall be entitled to reimbursement for all properly documented expenses incurred in connection with rendering services under this Section, including but not limited to, reimbursement for all reasonable travel, lodging, meals, and legal fees, and Executive shall be entitled to a per diem amount for his services equal to his then most recent annualized base salary hereunder divided by 240 (business days).

ARTICLE 6

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

6.1  INDEMNIFICATION. Company shall, to the fullest extent legally permitted or authorized by the Articles of Incorporation, By-Laws, Board of Directors resolutions, or the laws of the State of Delaware, indemnify Executive against any judgments, fines, penalties, settlement amounts and reasonable costs and expenses actually incurred (including legal fees) if he is made a party, or is threatened to be made a party, to any proceeding (a) by reason of the fact that he is or was an officer, employee, or agent of Company or its affiliates or (b) if any claim is made or threatened relating to Executive’s service hereunder or in any of the foregoing capacities. Company shall advance to Executive all costs and expenses incurred by him in connection with any such proceeding or claim within twenty (20) days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by Executive to repay the amount advanced if he ultimately is determined not to be entitled to indemnification against such costs and expenses.

6.2

DIRECTORS & OFFICERS INSURANCE. During the term of this Agreement, and for a period of six (6) years thereafter, Company, or any successor to Company resulting from a Change of Control as defined herein, shall keep in place a Directors’ and Officers’ liability insurance policy (or policies) with adequate limits.

ARTICLE 7

DISPUTE RESOLUTION

 7.1

GENERAL. In the event any dispute or controversy arising out of or relating to this Agreement (including without limitation, disputes under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act (“ADA”) and analogous state laws), the Parties agree to exercise their best efforts to resolve the dispute as soon as possible. The Parties shall, without delay, continue to perform their respective obligations that are not affected by the dispute.

7.2

MEDIATION. In the event that the Parties cannot by exercise of their best efforts resolve the dispute, they shall submit the dispute to Mediation. The Parties shall, without delay, continue to perform their respective obligations that are not affected by the dispute. The invoking Party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the dispute and a proposed resolution thereof. Designated representatives of both Parties shall attempt to resolve the dispute within thirty (30) days after such notice. If those designated representatives cannot resolve the dispute, the Parties shall meet at a mutually agreeable location and describe the dispute and their respective proposals for resolution to responsible executives of the disputing Parties, who shall act in good faith to resolve the dispute. If the dispute is not resolved within thirty (30) days after such meeting, the dispute shall be submitted to binding arbitration in accordance with the Arbitration provision hereof.

7.3

ARBITRATION. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by arbitration in Florida in accordance with the American Arbitration Association’s National Rules for Resolution of Employment Disputes. The Parties shall endeavor to select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each Party will select an arbitrator and the arbitrators in turn shall select a third arbitrator. The arbitration shall take place at a location that is reasonably centrally located between the Parties, or otherwise mutually agreed upon by the Parties. The following rules shall apply to any arbitration proceeding:

(A) All documents, materials, and information in the possession of each Party that are in any way relevant to the claim(s) or dispute(s) shall be made available to the other Party for review and copying no later than thirty (30) days after the notice of arbitration is served;

(B) The arbitrator(s) shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraining orders in connection with the arbitration. The award rendered by the arbitrator shall be final and binding on the Parties, and judgment may be entered thereon in any court having jurisdiction. The arbitration agreement shall be specifically enforceable under prevailing law. During the continuance of any arbitration proceeding, the Parties shall continue to perform their respective obligations under this Agreement; and

(C) The determination of the arbitrator(s) will be conclusive and binding on Company and Executive, and judgment upon the award rendered may be entered by a court with jurisdiction over such disputes. Company will pay the expenses of such arbitration (e.g., filing fees and the cost of the arbitrator), and each Party will separately pay its Attorneys’ Fees. Notwithstanding the foregoing, however, in the event that Executive is the prevailing Party, Company shall reimburse Executive his reasonable expenses including, without limitation, Attorneys’ Fees, fees and expenses payable to witnesses, and transcription costs.

ARTICLE 8

TERMINATION

This Agreement may be terminated automatically, by operation of law, by Company or by Executive under the following circumstances:

8.1

DUE TO EXECUTIVE’S DEATH. This Agreement shall terminate automatically upon Executive’s death. In such event, Company shall provide Executive, his estate or beneficiaries, as applicable, with: (a) continuation of base salary for three (3) full months following the date of Executive’s termination; (b) a pro-rata annual bonus to the extent earned; (c) the right to exercise any vested but unexercised stock options for a period of three (3) months; (d) any benefits under any plans of Company in which Executive is a participant to the full extent of Executive’s rights under such plans; (e) any accrued vacation pay; and (f) any appropriate business expenses incurred by Executive in connection with his duties hereunder.

8.2

DUE TO EXECUTIVE’S DISABILITY. This Agreement may be terminated by Company or by Executive if Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of ninety (90) days or more in the aggregate in any 365-day period. After termination pursuant to this subsection, Company shall (a) pay three (3) full months base Salary to Executive; (b) pay Executive a pro-rata annual bonus to the extent earned; (c) permit Executive to exercise any outstanding stock options for a period of three (3) months after the date of termination; (d) pay to Executive accrued benefits under any plans of Company in which Executive is a participant to the full extent of Executive’s rights under such plans; (e) pay to Executive any accrued vacation pay; and (f) pay to Executive any appropriate business expenses incurred in connection with his duties hereunder. Nothing in this Section shall affect Executive’s rights under any disability plan in which he is a participant.

8.3

BY COMPANY FOR CAUSE.  Company may terminate Executive’s employment “For Cause” at any time with or without advance notice to Executive. Termination shall be “For Cause” in the event of the occurrence of any of the following:

(a) Any willful and intentional act or omission of Executive having the effect of injuring the reputation, business, or business relationships of Company, its subsidiaries, or its affiliates;

(b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board of Directors;

(c) Executive’s repeated or continuous failure, neglect, or refusal to perform Executive’s duties and responsibilities hereunder;

(d) Executive engages in fraud, embezzlement or other dishonesty or breach of business ethics against Company, or breached his duty of loyalty to Company;

(e) Executive’s material breach of covenants contained in this Agreement; or

(f) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have thirty (30) days to cure such event.

  If Company terminates this Agreement for Cause, Executive shall not be entitled to any severance under this Agreement or under any severance program applicable to Company’s employees, or any other benefits hereunder, and shall forfeit all unvested and unexercised stock options and any other equity compensation to the extent not then vested or exercisable. Notwithstanding the above, Company shall provide Executive with: (a) any accrued, but unpaid, base salary, vacation pay, or other benefits through the termination date; and (b) the opportunity for sixty (60) days to exercise any vested stock options then exercisable on the termination date.

8.4

BY EXECUTIVE FOR CAUSE. Executive may terminate his employment “For Cause” on fourteen (14) days prior written notice upon the occurrence of any of the following:

(a) Without Executive’s consent, his titles of Company’s President and Chief Operating Officer are removed;

(b) Executive retains his titles as Company’s President and Chief Operating Officer, but there is a material reduction in his powers, duties and responsibilities;

(c) Executive is required by Company to report to someone other than the Chief Executive Officer and Board of Directors; or

(d) Company requests that, or instructs, Executive to engage in unlawful or unethical conduct.

In the event that Executive terminates this Agreement “For Cause,” Company shall provide Executive with: (a) continuation of base salary for six (6) months following the date of Executive’s termination; (b) a pro-rata annual bonus to the extent earned; (c) the right to exercise any outstanding stock options (both vested and unvested) for a period of twelve (12) months, all such options to be deemed fully vested and exercisable as of the date of termination; (d) any benefits under any plans of Company in which Executive is a participant to the full extent of Executive’s rights under such plans; (e) any accrued vacation pay; and (f) reimbursement of any appropriate business expenses incurred by Executive in connection with his duties hereunder. Executive may not terminate his employment for Cause unless he gives written notice to Company of his intent to terminate this Agreement “For Cause,” stating in detail the specific reasons that form the basis for the proposed termination for Cause.

8.5

BY COMPANY WITHOUT CAUSE. Company may terminate Executive’s employment without cause by giving thirty (30) days advance written notice to Executive. In such event, Company  shall provide Executive with: (a) continuation of base salary for six (6) months following the date of Executive’s termination; (b) a pro-rata annual bonus to the extent earned; (c) the right to exercise any outstanding stock options (both vested and unvested) for a period of twelve (12) months, all such options to be deemed fully vested and exercisable as of the date of termination; (d) any benefits under any plans of Company in which Executive is a participant to the full extent of Executive’s rights under such plans; (e) any accrued vacation pay; and (f) reimbursement of any appropriate business expenses incurred by Executive in connection with his or her duties hereunder.

8.6

AUTOMATIC TERMINATION UPON A CHANGE IN CONTROL. This Agreement shall terminate automatically in the event that there is a “Change in Control” of Company. A “Change in Control” shall mean the occurrence in the future of any of the following events:

(1)

Approval by stockholders of Company of (a) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of stock of Company would be converted into cash, securities or other property, other than a consolidation or merger of Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before; or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Company;

(2)

A change in the majority of members of Company’s Board of Directors within a 24-month period, unless the election or nomination for election by Company stockholders of each new director was approved by a vote of two thirds of the directors then still in office who were in office at the beginning of the 24 month period;

(3)

Either (a) receipt by Company of a report on schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (“SEC”) pursuant to section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”) disclosing that any person, group, corporation or other entity (a “Person”) has become the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of Company, or (b) actual knowledge by Company of facts, on the basis of which any person has become subject to the requirement to file such a report on schedule 13D, or an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such a person is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of Company;

(4)

Purchase by any person (as defined in section 13(d) of the 1934 Act), corporation or other entity, including a wholly-owned subsidiary of Company, of shares pursuant to a tender or exchange offer, to acquire stock of Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of 20% or more of the outstanding stock of Company (calculated as provided in paragraph (d) of Rule 13d-3 of the 1934 Act in the case of rights to acquire stock); or

(5)

Company combines with another company (including one of  Company’s subsidiaries or affiliates) and is the surviving corporation, but immediately after the combination, the shareholders of Company immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates (as defined in the rules of the Securities and Exchange Commission) of such other company in exchange for stock of such other company.

In the event that this Agreement is terminated due to a “Change in Control” pursuant to this subparagraph, Executive shall be entitled to the following from the Company: (a) continuation of base salary for twelve (12) months following the date of Executive’s termination; (b) a pro-rata annual bonus to the extent earned; (c) any benefits under any plans of Company in which Executive is a participant to the full extent of Executive’s rights under such plans; (d) any accrued vacation pay; and (e) reimbursement of any appropriate business expenses incurred by Executive in connection with his duties hereunder. Also, in the event that a “Change in Control” occurs before Executive exercises any or all future stock options (vested or unvested) that may from time to time be granted to him, Company, prior to consummating any such transaction, shall issue unrestricted common shares or pay a lump sum to Executive in amounts to be determined as follows. For example, if Executive has One Million (1,000,000) unexercised stock options at a strike price of US$0.28 per share, Company would be entitled to Two Hundred and Eighty Thousand United States Dollars (US$280,000) from Executive upon exercise of said options. If the tender offer price for Company’s common shares is $2 per share, the value of value of Executive’s stock options would be Two Million United States Dollars (US$2,000,000). In such event, the lump sum amount to be paid to Executive pursuant to this subparagraph would be determined by subtracting $280,000 from $2,000,000, the result of which is $1,720,000. In the alternative, Company may issue unrestricted common shares to the Executive in an amount that would be determined by subtracting $280,000 from $1,720,000 and dividing the resulting number ($1,720,000) by $2 (the tender offer price), which would entitle Executive to 860,000 free trading common shares of Company’s stock.

ARTICLE IX

GENERAL PROVISIONS

9.1

GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement and the rights of the Parties hereunder shall be interpreted and enforced in accordance with Florida law without reference to conflicts of law principles. The parties expressly agree that inasmuch as Company’s headquarters and principal place of business are located in Florida, it is appropriate that Florida law govern this Agreement.

9.2

SUCCESSORS AND ASSIGNS. This Agreement, and Executive’s rights and obligations hereunder, may not be assigned by Executive. Company may not assign its rights and obligations under this Agreement without the prior written consent of Executive except to a successor of Company’s business which expressly assumes Company’s obligations hereunder in writing. This Agreement shall be binding upon and inure to the benefit of Executive, his estate and beneficiaries, and Company and its successors and permitted assigns. Executive may not assign, transfer, alienate or encumber any rights or obligations under this Agreement, except by will or operation of law, and provided that he may designate beneficiaries to receive any payments permitted under the terms of Company’s benefit plans.

9.3

 ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire agreement and understanding of the Parties hereto with regard to the subject matter hereof. No representation, promise, or inducement has been made by either Party that is not embodied in this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise, or inducement not set forth herein. No provisions of this Agreement may be amended, modified, superseded, cancelled, renewed or extended except in a writing signed by Executive and such officer as may be specifically designated by the Board of Directors of Company.

  9.4

LEGAL COMPLIANCE; SEVERABILITY. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event that any compensation or other monies payable hereunder shall be in excess of the amount permitted by any such statute, law, ordinance, or regulation, payment of the maximum amount allowed thereby shall constitute full compliance by Company with the payment requirements of this Agreement. If, for any reason, any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect.

9.5

REMEDIES. The Parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the Parties agree that Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to other relief (including damages) available to Company under this Agreement or under law.

9.6

NO WAIVER OF BREACH. No waiver by either Party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

9.7

NOTICES.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

To Company:

International Power Group, Ltd.

950 Celebration Blvd., Suite 1000

Celebration, FL 34747

Attn:  Chief Executive Officer

To Executive:

John Benvengo

29330 Coharie Loop

San Antonio, FL 33576

9.8

EXECUTIVE’S ACKNOWLEDGMENT. Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, was advised to do so by Company, has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9.9

NO CONFLICT. Executive represents and warrants to Company that this Agreement is legal, valid and binding upon him and the execution of this Agreement and the performance of his obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which Executive is a party (including, without limitation, any other employment agreement). Company represents and warrants to Executive that this Agreement is legal, valid and binding upon Company and the execution of this Agreement and the performance of Company’s obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which Company is a party.

9.10

FORCE MAJEURE. Neither Party shall be liable for damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions, wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

9.11  SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

 9.12  AUTHORITY. Each Party represents and warrants that it has the full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each Party has been properly authorized and empowered to enter into this Agreement.

9.13  COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement. Faxed or scanned copies of originals shall be considered originals.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the 30th day of April, 2008.

INTERNATIONAL POWER GROUP, LTD.

Peter Toscano
By: Peter Toscano
Chairman

JOHN BENVENGO

John Benvengo
John Benvengo
Individually